Exhibit 31.1

Certifications of the Principal Executive Officer
Pursuant to Securities Exchange Act Rules 13a-14 and 15d-14

I, Kevin B Cashen, certify that:

(1)         I have reviewed this quarterly report on Form 10-Q, as amended, of Bay Bancorp, Inc.; and

(2)         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 26, 2014	/s/ Kevin B. Cashen
Kevin B. Cashen
President and Chief Executive Officer
(Principal Executive Officer)